Exhibit 10.3

NON-RECOURSE SECURED PROMISSORY NOTE

Dated: April 11, 2003

$258,000

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the order of Medis Technologies Ltd. (“Medis”), a Delaware corporation, or its assigns (Medis and any subsequent holder of this Note being hereinafter sometimes referred to as the “Holder”), the lesser of (a) the unpaid principal amount of all loans made by Medis to the Borrower hereunder (which shall not, in any event, exceed Two Hundred Fifty Eight Thousand Dollars ($258,000)) and (b) Two Hundred Fifty Eight Thousand Dollars ($258,000), in lawful money of the United States of America, on December 31, 2006 (the “Maturity Date”). The Borrower further promises to pay interest on the unpaid principal balance of this Note from time to time outstanding at a rate equal to the applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, for mid-term loans, in effect on the borrowing date or dates thereof, compounded semi-annually, until the entire principal amount hereof has been paid in full. Interest hereunder shall be payable annually in arrears on each anniversary of the date hereof. All accrued and unpaid interest shall be paid in full on the Maturity Date.

Payment of the principal of and interest on this Note is secured pursuant to the terms of a certain Pledge Agreement of even date herewith between Medis and the Borrower (the “Pledge Agreement”), pursuant to which the Borrower has pledged Collateral (as defined therein) to Medis. Any Holder shall be entitled to the benefits of the Pledge Agreement.

The Holder shall have no recourse to any assets of the Borrower for the repayment of amounts due under this Note other than the Collateral under the Pledge Agreement and, if the proceeds of the Collateral are not sufficient to pay in full the amounts due hereunder, the Borrower shall not be liable for the deficiency.

This Note is subject to the following further terms and conditions:

1.            All payments of principal of and interest on this Note shall be made at the principal offices of Medis or at such other location either within or outside of the United States of America as may be designated from time to time in writing by notice given by the Holder to the Borrower. The Borrower may, at the Borrower’s option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Note shall be accompanied by payment of all accrued but unpaid interest on that portion of the principal amount being prepaid.

2.            At the Holder’s option, payment or prepayment, as applicable, of principal of and interest on this Note may also be made, in whole or in part, by delivery to the Holder of shares of common stock of the Holder (“Shares”), including Pledged Shares, having a Fair Market Value on the day preceding the date of the transfer equal to the cash amount for which such Shares are substituted. As used in the preceding sentence, the term Fair Market Value shall mean on any date the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading, or if such

Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board of Directors of the Holder in good faith.

3.            The Holder is hereby authorized by the Borrower to record on the schedule annexed to this Note (or on a supplemental schedule thereto) the amount of each loan made by Medis to the Borrower and the amount of each payment or prepayment of principal of such loans received by the Holder, it being understood, however, that failure to make any such notation shall not affect the rights of the Holder or the obligations of the Borrower hereunder in respect of this Note.

4.            (a)            The Borrower shall prepay this Note, together with accrued interest thereon, upon the bona fide sale to a party or parties having no affiliation, direct or indirect, with the Borrower, of any of the Pledged Shares, to the extent of 50% of the gross proceeds of such sale, less applicable brokerage commission and taxes (the “Net Sale Proceeds”). The Borrower shall also prepay this Note to the extent of any cash dividends or distributions paid upon the Pledged Shares, less any payment of applicable taxes thereon.

(b)           If the Borrower desires to sell any of the Pledged Shares, he shall give written notice (the “Notice”) to the Holder setting forth the number of Pledged Shares to be sold, the proposed price per share if not a public sale “at market,” and to whom such Pledged Shares shall be sold if a private transaction and in such instance accompanied by the Borrower’s representation that any such sale will be in a bona fide arm’s length transaction or transactions with a third party or parties having no affiliation, direct or indirect, with the Borrower. Upon receipt of the Notice, the Holder shall use its best efforts to sell such Pledged Shares on behalf of the Borrower, and upon receipt of the Net Proceeds of such sale, will remit to the Borrower 50% of the Net Sale Proceeds. If any such sale shall be a public sale, the Holder is hereby authorized in its sole discretion to select a securities broker-dealer to effect such sale.

5.            Notwithstanding any other provision of this Note, the entire principal amount outstanding, and any accrued interest, shall be due and payable on the earliest of (a) the Maturity Date, or (b) six months following the termination of the Borrower’s employment with the Holder or any of its Affiliates (as defined in the Pledge Agreement).

6.            Any repayments made under this Note shall be first applied to the payment of any unpaid and accrued interest and then to the payment of the principal amount outstanding hereunder.

7.            (a) Upon the failure of the Borrower to pay (x) the principal on the Note when and as the same becomes due and payable, whether at maturity thereof, upon the occurrence of an event requiring mandatory prepayment under Section 1(a) hereof, or upon the Borrower’s termination of employment requiring payment in full under Section 2 hereof, or (y) the interest on the Note when and as the same becomes due and payable, and such failure to pay principal or interest continues for ten (10) days; (b) upon the Borrower’s breach of the Pledge Agreement; or

(c) if the Borrower shall file a petition in bankruptcy or for an arrangement or any similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of all or any substantial part of the Borrower’s property, or shall make a general assignment for the benefit of creditors, or shall admit in writing the Borrower’s inability to pay the Borrower’s debts generally as they become due, or shall take any action in furtherance of any of the foregoing and such event is not cured within 60 days (each of the events described in clauses (a), (b) and (c) being referred to herein as an “Event of Default”), then, and in any such event, the Holder may declare, by written notice of the Event of Default given to the Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived.

8.            (a) The validity, performance and enforcement of this Note shall be governed by the laws of the State of New York, without giving effect to the principles of the conflicts of law thereof.

(b)           Any litigation based hereon, or arising out of, under, or in connection with, this Note shall be brought and maintained exclusively in the courts of the State of New York or in the United States District Court for the Southern District of New York.  The Borrower hereby expressly and irrevocably submits to the personal jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation, subject to such Borrower’s right to contest such judgment by motion or appeal on any grounds not expressly waived in this Section 10(b).  The Borrower hereby irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York.  The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to the Borrower or the Borrower’s property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note. The Borrower hereby expressly waives the right to a trial by jury for the purpose of any such litigation as set forth above.

(c)           If the date set for payment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

(d)           The Borrower hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

(e)           The Borrower shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in such writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.  No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

(f)            To the extent permitted by law, the remedies of the Holder as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at the Holder’s sole discretion, and may be exercised as often as occasion therefor shall occur.

(g)           If any provisions of this Note would require the Borrower to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Borrower shall instead pay interest under this Note at the highest rate permitted by applicable law.

/s/ Gennadi Finkelshtain
GENNADI FINKELSHTAIN

LOAN AND REPAYMENT SCHEDULE TO THE SECURED PROMISSORY NOTE

This Note evidences loans in the principal amounts and made on the dates set forth below:

Date	Principal Amount of Loan	Principal Amount Repaid	Balance Outstanding

NOTE: Additional pages of this Loan and Repayment Schedule to the Note may be attached to the Note by the Holder as may be necessary to record the above information regarding each loan.